INDEMNIFICATION AGREEMENT


     THIS AGREEMENT, made and entered into an effective as of the 15th day of March, 1999 ("Agreement"), by and between ENStar Inc., a Minnesota corporation ("Company"), and Richard J. Braun ("Indemnitee").

     WHEREAS, prudent persons may be reluctant to serve in a special capacity as directors or officers of the Company unless such persons are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

     WHEREAS, the Board of Directors of the Company has determined to appoint Indemnitee, as a disinterested director, to a Special Committee of the Board of Directors to evaluate a proposal by the Company's majority shareholder to purchase the outstanding shares of the Company not owned by such majority shareholder; and

     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself by contract to indemnify Indemnitee to the fullest extent permitted by applicable law so that he will serve the Company free from undue concern that he will not be so indemnified; and

     WHEREAS, Indemnitee is willing to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     For purposes of this Agreement the following terms shall have the following meanings:

     1.1   "Board" shall mean the Board of Directors of the Company.

     1.2 "Change of Control" shall mean (i) any acquisition by a person or group of twenty percent (20%) or more of the outstanding Common Stock of the Company, (ii) a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirements, (iii) approval by the Company's stockholders of a reorganization, merger, consolidation, sale or disposition of all or substantially all of the assets of the Company, or



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there occurs a proxy contest as a consequence of which members of the Board in office immediately prior to such event constitute less than a majority of the Board thereafter; (iv) approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

     1.3 "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

     1.4 "Good Faith" shall mean Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, having had no reasonable cause to believe Indemnitee's conduct was unlawful.

     1.5 "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or any affiliate of the Company, the Michael family, James Michael, Jeffrey Michael or any relative or affiliate of James Michael or Jeffrey Michael, or Indemnitee in any matter, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

     1.6 "Proceeding" includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee, arising out of or in connection with (i) Indemnitee's service on the Special Committee, (including, without limitation, Indemnitee's recommendation for or against the Proposal or any other proposed Change of Control), or (ii) the Proposal or the consummation or non-consummation of any transaction arising out of the Proposal, or (iii) any other Change of Control of the Company which is evaluated by the Special Committee. For purposes of the foregoing sentence, a "Proceeding" shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks pursuant to Article VIII of this Agreement to enforce Indemnitee's rights under this Agreement.

     1.7 "Proposal" shall mean the proposal by James Michael and Jeffrey Michael to purchase all of the publicly traded shares of common stock of the Company not owned by them or members of their family or affiliated entities.

     1.8 "Special Committee" shall mean the Special Committee of the Board of Directors of the Company, comprised of Indemnitee as a disinterested director, appointed March 8, 1999, for the purpose of evaluating the Proposal on behalf of the Board of Directors of the Company.

                                    ARTICLE II
                               TERM OF AGREEMENT

     This Agreement shall continue until and terminate upon the later of:
(a) 10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise affiliated with the Company; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VIII of this Agreement relating thereto.

                                    ARTICLE III
                  SERVICES BY INDEMNITEE, NOTICE OF PROCEEDINGS

     3.1 Services. Indemnitee agrees to serve on the Special Committee of the Board of Directors of the Company for the purpose of evaluating the Proposal on behalf of the Board of Directors of the Company or any other proposals received in connection with or responses to the Proposal which would result in a Change of Control of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law).

     3.2 Notice of Proceeding. Indemnitee agrees to notify the Company promptly, in writing, upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

                                    ARTICLE IV
                                  INDEMNIFICATION

     4.1 In General. In connection with any Proceeding, the Company shall indemnify, hold harmless and advance Expenses to Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.

     4.2 Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this
Section 4.2 if Indemnitee is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company. Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.

     4.3 Poceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4.3 if Indemnitee is, or is threatened to be made, a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Indemnitee shall be indemnified against Expenses, judgments, penalties, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by the Company in such event if and only to the extent that the court in which such Proceeding shall have been brought or is pending, or other court of competent jurisdiction, shall determine.

     4.4 Indemnification of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines, and amounts paid in settlement, actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this
Section 4.4 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Article VI) that Indemnitee did not act in Good Faith.

     4.5 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

                                  ARTICLE V
                          ADVANCEMENT OF EXPENSES

     Notwithstanding any provision to the contrary in Article VI, the Company shall advance all reasonable Expenses which were incurred by or on behalf of Indemnitee in connection with any Proceeding, within twenty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advance and undertakings to repay pursuant to this
Article V shall be unsecured and interest free.

                                  ARTICLE VI
                        PROCEDURES FOR DETERMINATION OF
                        ENTITLEMENT TO INDEMNIFICATION

     6.1 Initial Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall promptly advise the Board in writing that Indemnitee has requested indemnification.

     6.2 Method of Determination. A determination (if required by applicable law) with respect to Indemnitee's entitlement to indemnification shall be made by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee.

     6.3 Selection, Payment, Discharge, of Independent Counsel. In the event the determination of entitlement to indemnification is to be made, the Independent Counsel shall be selected, paid, and discharged in the following manner:

           (a) If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected.

           (b) If a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event clause (a) of this section shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.


           (c)   Following the initial selection described in clauses (a) and
     (b) of this Section 6.3, Indemnitee or the Company, as the case may be, may, within 7 days after such written notice of selection has been given, deliver to the other party a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1.5 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.

           (d) Either the Company or Indemnitee may petition the District Court of the State of Minnesota or other court of competent jurisdiction if the parties have been unable to agree on the selection of Independent Counsel within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1 of this Agreement. Such petition may request a determination whether an objection to the party's selection is without merit and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6.2 of this Agreement.

           (e) The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.3, regardless of the manner in which such Independent Counsel was selected or appointed.

           (f) Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8.1(c) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

     6.4 Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee's entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     6.5 Payment. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

                                     ARTICLE VII
                 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

     7.1 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6.1 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     7.2 Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

     7.3 Reliance as Safe Harbor. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers or agents of the Company or Special Committee in the course of their duties, or on the advice of legal counsel for the Company or Special Committee or on information or records given or reports made to the Company or Special Committee by an independent certified public accountant or by an investment banker, appraiser or other expert selected with reasonable care by the Company or Special Committee. The provisions of this Section 7.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

     7.4 Actions of Others. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or Special Committee shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

                                   ARTICLE VIII
                              REMEDIES OF INDEMNITEE

     8.1 Application. This Article VIII shall apply in the event of a Dispute. For purposes of this Article, "Dispute" shall mean any of the following events:

           (a) a determination is made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification under this Agreement;

           (b)   advancement of Expenses is not timely made pursuant to
     Article V of this Agreement;

           (c)   the determination of entitlement to be made pursuant to Section
     6.2 of this Agreement has not been made within 90 days after receipt by the Company of the request for indemnification;

           (d) payment of indemnification is not made pursuant to Section 4.5 of this Agreement within ten (10) days after receipt by the Company of a written request therefor; or

           (e) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification.

     8.2 Adjudication. In the event of a Dispute, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Minnesota, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee' s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 8.2. The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

     8.3 De Novo Review. In the event that a determination shall have been made pursuant to Article VI of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Article VIII shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

     8.4 Company Bound. If a determination shall have been made or deemed to have been made pursuant to Article VI of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

     8.5 Procedures Valid. The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VIII that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

     8.6 Expenses of Adjudication. In the event that Indemnitee, pursuant to this Article VIII, seeks a judicial adjudication or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 1.3 of this Agreement) actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such adjudication or arbitration shall be appropriately prorated.

                                     ARTICLE IX
                     NON-EXCLUSIVITY, INSURANCE, SUBROGATION

     9.1 Non-exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the By-Laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee prior to such amendment, alteration, rescission or replacement.

     9.2 Insurance. The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise. In addition to the indemnities contained herein, the Company shall maintain in full force and effect, in reasonable amounts from reputable insurers, directors and officers liability insurance to cover certain liabilities which may be incurred by its officers and Directors in the performance of their services for the Company ("D&O Insurance") unless such insurance becomes not reasonably available or if, in the reasonable business judgment of the Company's Board of Directors (as comprised at the time), either (a) the premium cost of such insurance is substantially disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. If the Company does not maintain
D&O Insurance, the Company agrees to self insure the Indemnitee to the full extent of the coverage which would have otherwise been provided for the benefit of the Indemnitee pursuant to the D&O Insurance policy in effect as of the date hereof. This section is in no way limited by, and in no way limits, the indemnities otherwise provided herein.

     9.3 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.





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     9.4   No Duplicative Payment.  The Company shall not be liable under this
Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

                                   ARTICLE X
                              GENERAL PROVISIONS

     10.1 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators.

     10.2 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

            (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

            (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     10.3 Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

     10.4 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     10.5 Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.













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     10.6   Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

     If to Indemnitee, to:        As shown with Indemnitee's Signature below.

     If to the Company, to:       ENStar Inc.
                                  7450 Flying Cloud Drive
                                  Eden Prairie, MN 55344
                                  Attention:   Peter E. Flynn
                                               Exec. Vice Pres.

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

     10.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior indemnification agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


ATTEST:                                ENSTAR INC.



/s/ Thomas S. Wargolet                 By /s/ Peter E. Flynn
                                       --------------------------
                                       Peter E. Flynn
                                       Executive Vice President


ATTEST:                                INDEMNITEE



/s/ James L. Grant                     By /s/ Richard J. Braun
                                       --------------------------
                                       Richard J. Braun

                                       Mailing Address of Indemnitee:
                                       402 W. Country Road D
                                       St. Paul, MN  55112